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                                                                     EXHIBIT 4.2

                               [FORM OF SECURITY]
                               (Face of Security)
                                                                       EXHIBIT A
                               CUSIP No. 18272NAB8

                               CLASSIC CABLE, INC.
                         ----------------------------------

                      9 7/8% SENIOR SUBORDINATED NOTE DUE 2008

No. 1                                                              $125,000,000

         Classic Cable, Inc. and the subsidiary guarantors listed on the Appendix to the Indenture (the "Subsidiary Guarantors") hereby jointly and severally promise to pay to CEDE & CO. or registered assigns the principal sum of ONE HUNDRED TWENTY FIVE MILLION DOLLARS on the Maturity Date of August 1, 2008.

Interest Payment Dates:  February 1 and August 1, commencing February 1, 1999

Record Dates: January 15 or July 15

Reference is hereby made to the further provisions on this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         IN WITNESS WHEREOF, Classic Cable, Inc. has caused this instrument to be signed manually or by facsimile by a duly authorized officers.

Dated: July 29, 1998


                                         CLASSIC CABLE, INC., as Issuer



                                         By: /s/
                                            -----------------------------------
                                         Name:  Steven E. Seach
                                         Title: President and Chief
                                                Financial Officer





Certificate of Authentication:

                  This is one of the 9 7/8% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

Chase Bank of Texas, National Association, as Trustee


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By:                        Date of Authentication: July 29, 1998
  ---------------------
  Authorized Signatory

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                              (Reverse Of Security)

                               CLASSIC CABLE, INC.

                     ---------------------------------------

                     9 7/8% Senior Subordinated Note due 2008


                  1.       Interest.

                  Classic Cable, Inc., a Delaware corporation (the "Issuer"), and the Subsidiary Guarantors, jointly and severally promise to pay interest at the rate of 9 7/8% per annum on the principal amount of this Security semiannually commencing on February 1, 1999, until the principal hereof is paid or made available for payment. Interest on the Securities will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including July 29, 1998, through but excluding the date on which interest is paid. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         In the event that (i) an exchange offer registration statement under the Securities Act ("Exchange Offer Registration Statement") is not filed with the SEC on or prior to 60 days following the July 29, 1998, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to 120 days following the July 29, 1998 or (iii) the Exchange Offer is not consummated on or prior to 150 days following the July 29, 1998, the interest rate borne by the Securities shall be increased by one-quarter of one percent per annum (a) following such 60-day period in the case of (i) above, (b) following such 120-day period in the case of (ii) above, (c) following such 150-day period in the case of (iii) above and (d) following each such subsequent 90-day period in the case of clauses (i), (ii) and (iii) above; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum. Upon (x) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement as the case may be, in the case of clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or day before the date of the consummation, as the case may be, will be reduced by the corresponding amount of any such increases pursuant to clauses (a), (b), (c) and (d) above.

                  2.       Method of Payment.

                  The interest payable on the Securities, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose

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name this Security is registered at the close of business on the regular record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice of which shall be given to Holders not less than 15 days prior to such special record date. Payment of the principal of and interest on this Security will be made at the agency of the Issuer maintained for that purpose in New York, New York and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register.

                  3.       Paying Agent and Registrar.

                  Initially, Chase Bank of Texas, National Association (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders of Securities. The Issuer or any of its Subsidiaries may act as Registrar, co-Registrar or, except in certain circumstances specified in the Indenture, Paying Agent.

                  4.       Indenture.

                  This Security is one of a duly authorized issue of Securities of the Issuer, designated as its 9 7/8% Senior Subordinated Notes due 2008 (the "Securities"), limited in aggregate principal amount to $125,000,000 (except for Securities issued in substitution for destroyed, lost or stolen Securities) issuable under an indenture dated as of July 29, 1998 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those required to be made part of the Indenture by the Trust Indenture Act of 1939 (the "Act") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture and the date the Indenture is qualified under the Act. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the Act for a statement of them. Each Securityholder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Securities are subordinated in right of payment to all Senior Indebtedness of the Issuer to the extent and in the manner provided in the Indenture. Each Holder of a Security, by accepting a Security, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

                  Capitalized terms contained in this Security to the extent not defined herein shall have the meanings assigned to them in the Indenture.


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                  5.       Optional Redemption.

                  (a) The Securities are not redeemable prior to August 1, 2003,except as provided in clause (b) or (c) below of this paragraph 5. On and after such date, the Securities may be redeemed at any time, in whole or in part, at the option of the Issuer, at redemption prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning August 1 of the year indicated below, in each case together with interest accrued and unpaid to but excluding the date fixed for redemption:

         Year                                                                   Percentage
         2003..........................................................           104.938%
         2004..........................................................           103.292%
         2005..........................................................           101.646%
         2006 and thereafter...........................................           100.000%

                  (b) At any time prior to August 1, 2001, the Issuer may redeem up to 35% of the principal amount of original principal amount of the Securities with the Net Cash Proceeds of one or more Equity Offerings of the Issuer or CCI or of a Strategic Equity Investment, at a redemption price in cash equal to (expressed as a percentage of the principal amount) 109.875% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least 65% in aggregate principal amount of the Securities originally issued remains outstanding immediately after any such redemption (excluding any Securities owned by the Issuer or any of its Affiliates). Any such redemption pursuant to this paragraph will be required to occur within 45 days following the closing of any such Equity Offering or Strategic Equity Investment.

                  (c) Upon the occurrence of a Change of Control, the Issuer may redeem all, but not less than all, the Securities in cash, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date of redemption plus the Applicable Premium. Notice of redemption of the Securities pursuant to this paragraph shall be mailed to holders of the Securities not more than 30 days following the occurrence of a Change of Control. The Issuer may not redeem Securities pursuant to this paragraph if it has made a Change of Control Offer with respect to such Change of Control.


                  6.       Notice of Redemption.

                  Notice of redemption will be mailed by first-class mail at least 30 and not less than 60 days before the redemption date to each Holder of Securities to be redeemed at the address appearing in the register of Securities maintained by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on those Securities or portion of them called for redemption.


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                  7.       Purchase upon Occurrence of a
                           Change of Control.

                  Within 30 days of the occurrence of a Change of Control, the Issuer will offer to purchase the Securities, in whole and not in part, at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon.

                  8.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption.

                  9.       Persons Deemed Owners.

                  The registered Holder of a Security may be treated as the owner of it for all purposes.

                  10.      Unclaimed Funds.

                  If funds for the payment of principal or interest remain unclaimed for two years, the Trustee or Paying Agent will repay the funds to the Issuer at its request. After such repayment Holders of Securities entitled to such funds must look to the Issuer for payment unless an abandoned property law designates another person.

                  11.      Discharge Prior to Redemption or Maturity.

                  The Indenture will be discharged and canceled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of funds or United States Government Obligations sufficient for such payment or redemption.

                  12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Issuer, any Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to make any change that does not materially and adversely affect the rights of any Holder of Securities.

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                  13.      Restrictive Covenants.

                  The Securities are general unsecured Senior Subordinated Indebtedness of the Issuer limited to the aggregate principal amount of $125,000,000. The Indenture restricts, among other things, the ability of the Issuer or any of its Restricted Subsidiaries to permit any Liens to be imposed on their assets, to make certain payments and investments, limits the Indebtedness which the Issuer and its Restricted Subsidiaries may incur and limits the terms on which the Issuer and its Restricted Subsidiaries may engage in Asset Sales. The Issuer is also obligated under certain circumstances to make an offer to purchase Securities with the net cash proceeds of certain Asset Sales. The Issuer must report annually to the Trustee on compliance with certain covenants in the Indenture.

                  14.      Successor Corporation.

                  Pursuant to the Indenture, the ability of the Issuer to consolidate with, merge with or into or transfer its assets to another person is conditioned upon certain requirements, including certain financial requirements applicable to the surviving Person.

                  15.      Defaults and Remedies.

                  If an Event of Default shall occur and be continuing, the principal of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to the date the Securities become due and payable, may be declared due and payable in the manner and with the effect provided in the Indenture.

                  16.      Trustee Dealings with Issuer.

                  The Trustee in its individual or any other capacity, may become the owner or pledgee of Securities and make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

                  17.      No Recourse Against Others.

                  A director, officer, employee, incorporator, limited or general partner or stockholder, as such, of the Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                  18.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

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                  19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  21.      Governing Law.

                  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE, THIS SECURITY AND ANY SUBSIDIARY GUARANTEE WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  22.      Subsidiary Guarantees.

                  This Security may after the date hereof be entitled to certain Subsidiary Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for the terms of any Subsidiary Guarantee (including any terms of subordination of such Subsidiary Guarantee that may apply).

                  The Issuer will furnish to any Holder of record of Securities upon written request and without charge a copy of the Indenture.

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                                 ASSIGNMENT FORM


                  If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to:

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint
                       -------------------------------------------------------
agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.


Dated:                              Signed:
      -----------                          ------------------------------------
                                            (Sign exactly as your
                                            name appears on the
                                            other side of this
                                            Security)


Signature Guarantee:(1)
                     ----------------------------------------------------------





------------------------
     (1) Signature must be guaranteed by a member of the Medallion Signature Program.

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